Exhibit 99.1

Veritone Reports Third Quarter 2024 Results

– Q3 Revenue of $22.0 million, in line with our previous preliminary estimates –

– Q3 Software and Managed Services Revenue of $14.7 and $7.3 million –

– ARR of $63.3 million from 3,291 Total Software Products & Services Customers, including $48.3 million or 76% from subscription-based customers demonstrating diversified & stable revenue streams –

– Completed restructuring through Q3 resulting in forecasted annualized savings of over 15% in operating expense from FY 2023 accelerating expected profitability into fiscal 2025 –

– Completed divestiture of media agency in October 2024 for total consideration of up to $104 million, including $59.1 million of cash at closing and up to $18 million in earnout subject to the media agency’s revenue performance in calendar year 2025. Net proceeds used to paydown $30.5 million in term debt –

– Announced fiscal 2025 business outlook with up to 30% year over year forecasted revenue growth and over 45% forecasted improvement in Non-GAAP Net Loss as compared to fiscal 2024 guidance led by over $100 million in sales pipeline at Q3 2024 –

DENVER, CO – November 12, 2024 – Veritone, Inc. (NASDAQ:VERI), a leader in designing human-centered AI solutions, today reported results for the third quarter ended September 30, 2024.

“The divestiture of Veritone One marks a defining moment in our company's evolution, positioning us as a pure-play enterprise AI company at a pivotal time in the technology landscape," said Ryan Steelberg, Chief Executive Officer of Veritone. “With over 3,000 existing customers across Commercial and Public Sectors, we're now poised to capitalize on the unprecedented growth in the AI solutions market. As we look toward 2025, we're energized by our streamlined operational focus and enhanced ability to invest in innovation that will truly differentiate Veritone in the enterprise AI marketplace.”

Third Quarter 2024 Financial Highlights

•
Revenue of $22.0 million, a decrease of 21% compared to Q3 2023.
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Software Products and Services revenues of $14.7 million, a decrease of 28% compared to $20.4 million in Q3 2023 driven by expected declines in consumption- based revenue customers, including Amazon and declines in one-time non-recurring software revenue.
•
Managed Services revenue of $7.3 million as compared to $7.6 million in Q3 2023.
•
Total Software Products & Services Customers of 3,291, down 7% year over year, as compared to September 30, 2023, largely driven by Commercial Enterprise, which began sunsetting legacy Career Builder customers following the June 2023 acquisition of Broadbean, offset by an increase across Public Sector from growth in public safety customers.
•
Total New Bookings of $16.5 million, up 17% sequentially from Q2 2024 and 6% year over year, as compared to Q3 2023.

•
Annual Recurring Revenue (“ARR”) (as defined below) of $63.3 million, down from $89.3 million in Q3 2023 driven by declines in consumption-based revenue, including Amazon, offset by a slight increase from recurring subscription-based SaaS revenue customers.
•
Net loss from Continuing Operations of $22.5 million, as compared to a loss of $26.7 million in Q3 2023 driven by lower overall operating expenses resulting from our past cost reduction plans and offset by decline in revenue.
•
Non-GAAP gross profit of $15.7 million, a decrease of 25% or $5.3 million as compared to Q3 2023 primarily due to the decline in revenue.
•
Non-GAAP gross margins of 71.2% as compared to 74.9% in Q3 2023.
•
Net Loss of $21.7 million, as compared to $24.5 million in Q3 2023.
•
Non-GAAP Net Loss of $7.1 million, which was relatively flat as compared to Q3 2023.

Divestiture of Veritone One, LLC

Through October 17, 2024 (the “Divestiture Closing Date”), we operated Veritone One, LLC (“Veritone One”), a full-service advertising agency, to provide differentiated Managed Services to our customers. On October 17, 2024, we sold all of the issued and outstanding equity of Veritone One to an affiliate of Insignia Capital Group L.P. (such transaction, the “Divestiture”). Veritone One’s services include media planning and strategy, advertisement buying and placement, campaign messaging, clearance verification and attribution, and custom analytics, specializing in host-endorsed and influencer advertising across primarily radio, podcasting, streaming audio, social media and other digital media channels. We determined that the Divestiture represents a strategic shift that will have a material effect on our operations and financial results. Therefore, the historical financial results of Veritone One are reflected in this earnings release as discontinued operations and, as such, have been excluded from continuing operations for all periods presented on a retrospective basis, unless otherwise stated.

About Our Sales Pipeline

Our sales pipeline represents revenue we expect to receive based on the total fees payable during the full contract term for new contracts outstanding at the end of the quarter and contracts that we believe have a high probability of closing in the next three to twelve months. We include in our sales pipeline fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term and we do not include any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services) and any fees payable after contract renewals or extensions that are at the discretion of our customer. Many of our contracts require us to provide services over more than one year and may include professional fees required to enable our technology in certain environments we do not host or have direct control over. In some cases, our customers may have the ability to terminate our agreements on short notice and our pipeline does not consider the potential impact of any early termination. No assurance can be given that we will ultimately realize our full sales pipeline.

	Three Months Ended September 30,			Nine Months Ended September 30,
Unaudited			Percent			Percent
(in $000s)	2024	2023	Change	2024	2023	Change
Revenue	$21,993	$27,968	(21)%	$70,204	$72,883	(4)%
Loss from operations	$(22,492)	$(25,183)	11%	$(67,167)	$(79,773)	16%
Net loss from continuing operations	$(22,511)	$(26,732)	16%	$(72,072)	$(76,012)	5%
Net loss	$(21,746)	$(24,541)	11%	$(69,175)	$(70,800)	2%
Non-GAAP gross profit*	$15,668	$20,942	(25)%	$50,590	$51,502	(2)%
Non-GAAP net loss from continuing operations*	$(11,097)	$(10,411)	(7)%	$(31,139)	$(36,833)	15%
Non-GAAP net loss*	$(7,113)	$(7,943)	10%	$(21,579)	$(30,523)	29%

	Three Months Ended September 30,			Nine Months Ended September 30,
Unaudited			Percent			Percent
(in $000s, except customers)	2024	2023(1)	Change	2024	2023(1)	Change
Software Products & Services
Software Revenue*	$14,694	$20,361	(28)%	$45,549	$63,643	(28)%
Total Software Products & Services Customers(2)	3,291	3,536	(7)%	3,291	3,536	(7)%
Annual Recurring Revenue(3)*	$63,280	$89,299	(29)%	$63,280	$89,299	(29)%
Total New Bookings(4)	$16,471	$15,501	6%	$16,471	$15,501	6%
Gross Revenue Retention(5)	>90%	>90%		>90%	>90%

(1)All of the supplemental financial information for the nine months ended September 30, 2023 reflects the historical information of Veritone combined with the historical information of Broadbean (as defined below) as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of (i) all of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales, (c) Broadbean, Inc., a Delaware corporation and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related thereto (the foregoing clauses (i) and (ii) together, “Broadbean”) on June 13, 2023.

(2)“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by Veritone to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.

(3) “Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of the monthly recurring revenue in the last month of the calculated quarter for all active Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve month calculation of all non-recurring and/or consumption-based revenue for all active Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue. Annual Recurring Revenue reflects the historical information of Veritone combined with the historical information of Broadbean as if Veritone had acquired Broadbean on January 1, 2022 where indicated, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Veritone completed its acquisition of Broadbean on June 13, 2023. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to non-recurring and/or consumption-based revenues.

(4)“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).

(5) “Gross Revenue Retention” represents our dollar-based gross retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products &

Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated reflecting the acquisition of Broadbean as if the acquisition had been completed as of January 1, 2022.

* See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for Software Products & Services Supplemental Financial Information.

Recent Business Highlights

Public Sector

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Closed 13 new public safety and government customers, including the Department of Justice - Office of Public Affairs.
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Signed agreements with two of the largest counties in Southern California and a state-wide law enforcement agency.
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Expanded market reach with new strategic partnerships, including Nuix and international conglomerate, Getac.

Commercial Enterprise

•
Signed multi-year agreement with iHeartMedia, for expansion across their 850+ stations, enabling seamless and analytical process and review of unstructured audio data in near-real time.
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Secured AWS Media and Entertainment Services Competency in Media Supply Chain and Data Science & Analytics, recognizing our specialized expertise, technical proficiency and proven success in helping customers transform their media and entertainment operations with innovative cloud-based AI solutions.
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Signed agreement with E.W. Scripps, enabling their Court TV media property to leverage Veritone’s AI platform to enhance the storage, management and distribution of its extensive content library.
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Signed multi-year agreement with ESPN to manage their content library and extended existing agreement with ESPN to utilize Veritone’s AI platform to track the impact on native advertising placements and promotions, both spoken and visual, across multiple ESPN-owned channels.
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Signed a multi-year extension with the National Football League, providing searchable access to valuable sporting content to enrich its fan experience.
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Signed a multi-year agreement with the NCAA with a contract value of over $40 million.
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Signed multi-year enterprise deal with Big 4 accounting firm to build-out AI capabilities across its hiring platform.
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Signed several new enterprise programmatic advertising and job distribution software deals, including global brands such as Magna International, Shell Energy Australia, Marriott International, Ferrovial, Teleperformance, and Mitsubishi Chemical.
•
Completed the divestiture of our media agency, Veritone One, in October 2024, as described above.

Financial Results for Three Months Ended September 30, 2024

Delivered third quarter revenue of $22.0 million, a decrease of $6.0 million or 21% from $28.0 million in the third quarter of 2023. Software Products & Services revenue of $14.7 million decreased by $5.7 million or 28% year over year driven by expected declines in Commercial Enterprise principally from consumption based customers, including Amazon and one-time software revenue in Q3 2023 that did not recur in Q3 2024. Managed Services revenue of $7.3 million was relatively flat when compared to $7.6 million in Q3 2023.

Net loss from continuing operations was $22.5 million improving $4.2 million as compared to $26.7 million in the third quarter of 2023, driven by the year over year improvement in loss from operations, coupled with a $1.6 million higher tax benefit from income in Q3 2024 as compared to Q3 2023. Non-GAAP net loss of $7.1 million decreased by 10% when compared to Non-GAAP net loss of $7.9 million in the third quarter of 2023, largely driven by the decline in Non-GAAP gross profit, which was partially offset by cost reductions enacted during the nine months ended September 30, 2024.

As of September 30, 2024, Total Software Product & Services Customers of 3,291 was down 7% year over year relative to Total Software Product & Services Customers as of September 30, 2023, principally due to declines in Commercial Enterprise from planned migration of legacy CareerBuilder customers off the Broadbean software platform, offset by increases in Public Sector. Total New Bookings increased by 6% to $16.5 million versus the comparable period a year ago largely driven by an increase in subscription-based customer bookings, offset by a reduction in revenue from consumption-based customers, including Amazon. Annual Recurring Revenue of $63.3 million decreased 29% year over year driven in large part by the declines in Commercial Enterprise consumption spending from customers, offset by a slight increase year over year increase in Annual Recurring Revenue from subscription-based SaaS customers.

Business Outlook

Full Year 2024

•
Revenue is expected to be in the range of $92.5 million to $93.5 million, as compared to $100.0 million for the full year of 2023
•
Non-GAAP net loss is expected to be in the range of $(37.5) million to $(36.5) million, compared to non-GAAP net loss of $(45.5) million for the full year of 2023.

Full Year 2025

•
Revenue is expected to be in the range of $107.0 million to $122.0 million, as compared to the midpoint of $93.0 million for fiscal 2024.
•
Non-GAAP net loss is expected to be in the range of $(25.0) million to $(15.0) million, compared to non-GAAP net loss midpoint of $(37.0) million for fiscal 2024.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call to deliver management’s prepared remarks on November 12, 2024, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its third quarter 2024 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay, if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*
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Live Audio Webcast
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Domestic Call Number: (844) 750-4897
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International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through November 19, 2024. The full webcast replay will be available through November 12, 2025. To access the earnings webcast replay please visit the Veritone Investor Relations website.

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Domestic Replay Number: (877) 344-7529
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International Replay Number: (412) 317-0088
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Replay Access Code: 7123119

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and non-GAAP net income (loss) per share, respectively, is the Company’s net income (loss) and net income (loss) per share, adjusted to exclude provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, interest income, interest expense, foreign currency gains and losses, acquisition and due diligence costs, gain on sale of energy group, contribution of business held for sale, variable consultant performance bonus expense, and severance and executive transition costs. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. The non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and representation services; and their supporting operations,

including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and Hiring Solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing and representation services and supporting operations.

About Veritone

Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regarding our prospects for the business after the sale of Veritone One and our future ability to invest in innovation, our ability to capitalize on growth in the AI solutions market, our ability to realize annualized cost-savings including from our recent cost restructurings, and our expected total revenue and non-GAAP net loss for Q4 2024 and for full year 2025. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, our operations and financial results after the sale of Veritone One; our ability to continue as a going concern; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital and liquidity to support our operations, our business growth, service our debt obligations and refinance maturing debt obligations, and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue; declines in customers’ usage of our products and other offerings; our ability to realize the intended benefits of our acquisitions, divestitures, and other planned or ongoing cost-saving measures, including our ability to successfully integrate our recent acquisition of Broadbean; our identification of existing material weaknesses in our internal control over financial reporting; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the war in Israel, financial instability, high interest rates, inflationary pressures and the responses by central banking authorities to control inflation, monetary supply shifts and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency Contact:

Cate Goldsmith

Prosek Partners

914-815-7678

cgoldsmith@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	September 30, 2024	December 31, 2023
ASSETS

Cash and cash equivalents	$11,422	$46,609
Accounts receivable, net	33,859	33,895
Prepaid expenses and other current assets	6,162	7,864
Current assets of discontinued operations	113,972	97,446
Total current assets	165,415	185,814
Property, equipment and improvements, net	9,864	8,079
Intangible assets, net	65,488	83,423
Goodwill	53,110	53,529
Long-term restricted cash	936	867
Other assets	7,022	9,164
Non-current assets of discontinued operations	34,590	37,982
Total assets	$336,425	$378,858

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable	$9,356	$16,620
Deferred revenue	12,836	12,813
Term Loan, current portion (1)	38,262	5,813
Accrued purchase consideration, current	983	1,000
Accrued media payments	2,906	2,220
Client advances	17	17
Other accrued liabilities	26,387	26,493
Current liabilities of discontinued operations	158,540	126,893
Total current liabilities	249,287	191,869
Convertible Notes, non-current	89,990	89,572
Term Loan, non-current (1)	12,906	45,012
Accrued purchase consideration, non-current	750	633
Other non-current liabilities	8,653	13,625
Total liabilities	361,586	340,711
Total stockholders' equity (deficit)	(25,161)	38,147
Total liabilities and stockholders' equity (deficit)	$336,425	$378,858

(1) Due to the classification of held-for-sale at September 30, 2024, and the proximity of the October 17, 2024 Divestiture to the September 30, 2024 balance sheet, the Company classified the $30.5 million of debt paid down through the Divestiture as Term Loan, current portion on the September 30, 2024 balance sheet.

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$21,993	$27,968	$70,204	$72,883
Operating expenses:
Cost of revenue	6,325	7,026	19,614	21,381
Sales and marketing	10,186	10,997	31,230	32,895
Research and development	7,528	10,410	23,388	32,456
General and administrative	14,421	18,264	45,133	48,837
Amortization	6,025	6,454	18,006	17,087
Total operating expenses	44,485	53,151	137,371	152,656
Loss from operations	(22,492)	(25,183)	(67,167)	(79,773)
Other income (expense), net	(2,594)	(2,552)	(8,618)	1,088
Loss before provision for income taxes	(25,086)	(27,735)	(75,785)	(78,685)
(Benefit from) provision for income taxes	(2,575)	(1,003)	(3,713)	(2,673)
Net loss from continuing operations	(22,511)	(26,732)	(72,072)	(76,012)
Net income from discontinued operations	765	2,191	2,897	5,212
Net loss	$(21,746)	$(24,541)	$(69,175)	$(70,800)
Net (loss) income per share:
Basic and diluted net loss from continuing operations	$(0.59)	$(0.72)	$(1.91)	$(2.06)
Basic and diluted net income from discontinued operations	$0.02	$0.06	$0.08	$0.14
Basic and diluted net loss	$(0.57)	$(0.66)	$(1.83)	$(1.92)
Weighted average shares outstanding:
Basic and diluted	38,086,765	36,991,650	37,752,562	36,810,878
Comprehensive loss:
Net loss	$(21,746)	$(24,541)	$(69,175)	$(70,800)
Foreign currency translation gain (loss), net of income taxes	11	1,749	10	(14)
Total comprehensive loss	$(21,735)	$(22,792)	$(69,165)	$(70,814)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(69,175)	$(70,800)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	21,699	20,154
Provision for credit losses	673	168
Stock-based compensation expense	5,928	8,646
Gain on sale of energy group	—	(2,572)
Change in fair value of contingent consideration	—	1,468
Change in deferred taxes	(4,968)	(2,858)
Amortization of debt issuance costs and debt discounts	4,636	649
Amortization of right-of-use assets	399	1,127
Imputed non-cash interest income	(263)	(108)
Changes in assets and liabilities:
Accounts receivable	2,959	14,052
Expenditures billable to clients	(17,550)	(2,108)
Prepaid expenses and other assets	407	1,224
Other assets	3,425	(1,300)
Accounts payable	(8,346)	2,405
Deferred revenue	23	(913)
Accrued media payments	14,033	(17,718)
Client advances	19,697	(1,567)
Other accrued liabilities	2,130	4,714
Other liabilities	70	(2,774)
Net cash used in operating activities	(24,223)	(48,111)

Cash flows from investing activities:
Proceeds from sale of energy group	1,800	504
Capital expenditures	(5,134)	(4,054)
Acquisitions, net of cash acquired	—	(50,195)
Net cash used in investing activities	(3,334)	(53,745)

Cash flows from financing activities:
Payment of debt principal	(3,875)	—
Payment of purchase consideration	—	(7,772)
Taxes paid related to net share settlement of equity awards	(653)	(1,088)
Proceeds from issuances of stock under employee stock plans, net	433	1,063
Settlement of deferred consideration for acquisitions	(1,800)	(2,690)
Net cash used in financing activities	(5,895)	(10,487)

Net decrease in cash and cash equivalents and restricted cash	(33,452)	(112,343)
Cash and cash equivalents and restricted cash, beginning of period	80,306	185,282
Cash and cash equivalents and restricted cash, end of period	46,854	72,939
Less: Cash and cash equivalents and restricted cash included in discontinued operations	34,496	58,001
Cash and cash equivalents and restricted cash included in continuing operations	$12,358	$14,938

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended September 30,
	2024			2023
	Commercial	Public		Commercial	Public
	Enterprise	Sector	Total	Enterprise	Sector	Total
Total Software Products & Services	$13,098	$1,596	$14,694	$18,885	$1,476	$20,361

Managed Services
Representation Services	2,730	—	2,730	2,828	—	2,828
Licensing	4,569	—	4,569	4,779	—	4,779
Total Managed Services	7,299	—	7,299	7,607	—	7,607

Total Revenue	$20,397	$1,596	$21,993	$26,492	$1,476	$27,968

	Nine Months Ended September 30,
	2024			2023
	Commercial	Public		Commercial	Public
	Enterprise	Sector	Total	Enterprise	Sector	Total
Total Software Products & Services	$41,310	$4,236	$45,546	$44,109	$4,472	$48,581

Managed Services
Representation Services	9,763	—	9,763	8,465	—	8,465
Licensing	14,895	—	14,895	15,837	—	15,837
Total Managed Services	24,658	—	24,658	24,302	—	24,302

Total Revenue	$65,968	$4,236	$70,204	$68,411	$4,472	$72,883

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended September 30,
	2024			2023
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(10,448)	$(11,298)	$(21,746)	$(10,689)	$(13,854)	$(24,543)
Income from discontinued operations, net of income tax	(765)	—	(765)	(2,191)	—	(2,191)
(Benefit from) provision for income taxes	(2,575)	—	(2,575)	(3,189)	2,186	(1,003)
Depreciation and amortization	7,040	112	7,152	7,623	—	7,623
Stock-based compensation expense	1,002	1,097	2,099	1,367	586	1,953
Purchase consideration expense(3)	—	367	367	—	816	816
Interest expense, net	—	2,987	2,987	96	218	314
Foreign currency impact	—	(393)	(393)	2,318	(24)	2,294
Acquisition and due diligence costs(4)	—	368	368	—	3,177	3,177
Variable consultant performance bonus expense (6)	—	—	—	397	—	397
Severance and executive transition costs	1,351	58	1,409	737	15	752
Non-GAAP net loss from continuing operations	(4,395)	(6,702)	(11,097)	(3,531)	(6,880)	(10,411)
Non-GAAP net income from discontinued operations	3,984	—	3,984	2,468	—	2,468
Non-GAAP net loss	$(411)	$(6,702)	$(7,113)	$(1,063)	$(6,880)	$(7,943)

	Nine Months Ended September 30,
	2024			2023
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(41,764)	$(27,411)	$(69,175)	$(38,464)	$(32,336)	$(70,800)
Income from discontinued operations, net of income tax	(2,897)	—	(2,897)	(5,212)	—	(5,212)
(Benefit from) provision for income taxes	(3,713)	—	(3,713)	(4,460)	1,787	(2,673)
Depreciation and amortization	21,117	337	21,454	18,592	724	19,316
Stock-based compensation expense	2,586	3,105	5,691	5,267	2,936	8,203
Purchase consideration expense(3)	—	1,252	1,252	—	1,467	1,467
Interest expense, net	—	8,485	8,485	330	1,734	2,064
Foreign currency impact	—	(29)	(29)	(459)	(67)	(526)
Gain on debt extinguishment	—	(8)	(8)	—	—	—
Acquisition and due diligence costs(4)	3,257	—	3,257	—	8,253	8,253
Loss (gain) on sale	—	172	172	—	(2,572)	(2,572)
Contribution of business held for sale(5)	—	—	—	1,789	—	1,789
Variable consultant performance bonus expense (6)	—	—	—	1,028	—	1,028
Severance and executive transition costs	4,194	178	4,372	2,183	647	2,830
Non-GAAP net loss from continuing operations	(17,220)	(13,919)	(31,139)	(19,406)	(17,427)	(36,833)
Non-GAAP net income from discontinued operations	9,560	—	9,560	6,310	—	6,310
Non-GAAP net loss	$(7,660)	$(13,919)	$(21,579)	$(13,096)	$(17,427)	$(30,523)

(1) Core operations consists of our consolidated Software Products & Services and Managed Services that include our content licensing and representation services, and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3) Purchase consideration expense includes consideration related to acquisitions.

(4) For the three and nine months ended September 30, 2024, acquisition and due diligence costs are comprised of professional fees related to our acquisitions and divestitures.

(5) Contribution of business held for sale relates to the net loss for the periods presented for our Energy Group that we divested during the second quarter of 2023.

(6) Variable consultant performance bonus expense represents the bonus payments paid to Mr. Chad Steelberg as a result of his achievement of the performance goals pursuant to his consulting agreement with us.

VERITONE, INC.

RECONCILIATION OF NON-GAAP NET INCOME FROM DISCONTINUED OPERATIONS TO GAAP NET INCOME FROM DISCONTINUED OPERATIONS (UNAUDITED)

(in thousands)

(in thousands)
	Three Months Ended September 30,
	2024			2023
	Core Operations	Corporate	Total	Core Operations	Corporate	Total
Net income from discontinued operations	$765	$—	$765	$2,191	$—	$2,191
Provision for income taxes	26	—	26	26	—	26
Depreciation and amortization	87	—	87	235	—	235
Stock-based compensation expense	82	—	82	79	0	79
Interest expense, net	1,699	—	1,699	(96)	—	(96)
Acquisition and due diligence costs(1)	1,292	—	1,292	—	—	—
Severance and executive transition costs	33	—	33	33	—	33
Non-GAAP net income from discontinued operations	$3,984	$—	$3,984	$2,468	$—	$2,468

(in thousands)
	Nine Months Ended September 30,
	2024			2023
	Core Operations	Corporate	Total	Core Operations	Corporate	Total
Net income from discontinued operations	$2,897	$—	$2,897	$5,212	$—	$5,212
Provision for income taxes	76	—	76	51	—	51
Depreciation and amortization	245	—	245	837	—	837
Stock-based compensation expense	237	—	237	443	—	443
Interest expense, net	4,689	—	4,689	(321)	—	(321)
Acquisition and due diligence costs(1)	1,369	—	1,369	—	—	—
Severance and executive transition costs	47	—	47	88	—	88
Non-GAAP net income from discontinued operations	$9,560	$—	$9,560	$6,310	$—	$6,310

(1) For the three and nine months ended September 30, 2024, acquisition and due diligence costs are comprised of professional fees related to our acquisitions and divestitures.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Year Ended
	December 31, 2024	December 31, 2025
Net Loss	($57.0) to ($51.4)	($78.0) to ($63.5)
Income from discontinued operations, net of income taxes	($2.9)	$0.0
Provision for (benefit from) income taxes	($4.5) to ($5.5)	$1.0 to ($1.0)
Interest expense, net	$24.0 to $23.0	$15.0 to $14.0
Depreciation and amortization	$28.9	$28.0
Stock-based compensation expense	$7.7 to $7.6	$7.5 to $6.7
Acquisition and due diligence costs	$5.0 to $4.0	$0.0
Purchase consideration expense (1)	$0.3	$0.5 to $0.3
Gain on sale	($44.0) to ($45.0)	$0.0
Severance and executive transition costs	$5.0 to $4.5	$1.0 to $0.5
Non-GAAP net loss from continuing operations	($37.5) to ($36.5)	($25.0) to ($15.0)
Non-GAAP net income from discontinued operations	$9.6	$0.0
Non-GAAP net loss	($27.9) to ($26.9)	($25.0) to ($15.0)

	Year Ended
	December 31, 2024	December 31, 2025
Net income from discontinued operations	$2.9	$0.0
Provision for (benefit from) income taxes	$0.1	$0.0
Interest expense, net	$4.7	$0.0
Depreciation and amortization	$0.3	$0.0
Stock-based compensation expense	$0.2	$0.0
Acquisition and due diligence costs	$1.4	$0.0
Non-GAAP net income from discontinued operations	$9.6	$0.0

(1) Purchase consideration expense includes consideration related to acquisitions.

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$21,993	$27,968	$70,204	$72,883
Cost of revenue	6,325	7,026	19,614	21,381
Non-GAAP gross profit	15,668	20,942	50,590	51,502

GAAP cost of revenue	6,325	7,026	19,614	21,381
Stock-based compensation expense	—	7	1	(32)
Non-GAAP cost of revenue	6,325	7,033	19,615	21,349

GAAP sales and marketing expenses	10,186	10,997	31,230	32,895
Depreciation	59	46	171	124
Stock-based compensation expense	(253)	(189)	(699)	(824)
Contribution of business held for sale (2)	—	—	—	(484)
Severance and executive transition costs	(188)	(201)	(1,169)	(690)
Non-GAAP sales and marketing expenses	9,804	10,653	29,533	31,021

GAAP research and development expenses	7,528	10,410	23,388	32,456
Depreciation	(767)	(334)	(2,119)	(854)
Stock-based compensation expense	(439)	(953)	(1,066)	(3,622)
Contribution of business held for sale (2)	—	—	—	(1,117)
Severance and executive transition costs	(926)	(188)	(2,384)	(868)
Non-GAAP research and development expenses	5,396	8,935	17,819	25,995

GAAP general and administrative expenses	14,421	18,264	45,133	48,837
Depreciation	(419)	(881)	(1,500)	(1,500)
Stock-based compensation expense	(1,407)	(816)	(3,927)	(3,724)
Purchase consideration expense (3)	(367)	(816)	(1,252)	(1,467)
Variable consultant performance bonus expense (4)	—	(397)	—	(1,028)
Contribution of business held for sale (2)	—	—	—	(188)
Acquisition and due diligence costs (5)	(368)	(3,177)	(3,257)	(8,253)
Severance and executive transition costs	(295)	(363)	(819)	(1,272)
Non-GAAP general and administrative expenses	11,565	11,814	34,378	31,405

GAAP amortization	(6,025)	(6,454)	(18,006)	(17,087)

GAAP loss from operations	(22,492)	(25,183)	(67,167)	(79,773)
Total non-GAAP adjustments (1)	11,395	14,716	36,026	42,886
Non-GAAP loss from operations	(11,097)	(10,467)	(31,141)	(36,887)

GAAP other income (expense), net	(2,594)	(2,552)	(8,618)	1,088
Gain on debt extinguishment	—	—	(8)	—
Loss (gain) on sale	—	—	172	(2,572)
Foreign currency impact	(393)	2,294	(29)	(526)
Interest expense, net	2,987	314	8,485	2,064
Non-GAAP other expense, net	—	56	2	54

GAAP loss before income taxes	(25,086)	(27,735)	(75,785)	(78,685)
Total non-GAAP adjustments (1)	13,989	17,324	44,646	41,852
Non-GAAP loss before income taxes	(11,097)	(10,411)	(31,139)	(36,833)

(Benefit from) provision for income taxes	(2,575)	(1,003)	(3,713)	(2,673)

GAAP net loss	(22,511)	(26,732)	(72,072)	(76,012)
Total non-GAAP adjustments (1)	11,414	16,321	40,933	39,179
Non-GAAP net loss from continuing operations	(11,097)	(10,411)	(31,139)	(36,833)
Non-GAAP net income from discontinued operations	3,984	2,468	9,560	6,310
Non-GAAP net loss	$(7,113)	$(7,943)	$(21,579)	$(30,523)

Shares used in computing non-GAAP basic and diluted net loss per share (in 000's)	38,087	36,992	37,753	36,811
Basic and diluted net loss per share from continuing operations	$(0.29)	$(0.28)	$(0.82)	$(1.00)
Basic and diluted net income per share from discontinued operations	$0.10	$0.07	$0.25	$0.17
Non-GAAP basic and diluted net loss per share	$(0.19)	$(0.21)	$(0.57)	$(0.83)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other income (expense), net (where applicable) listed above.

(2) Contribution of business held for sale relates to the net loss for the periods presented for our Energy Group that we divested during Q2 2023.

(3) Purchase consideration expense includes consideration related to acquisitions.

(4) Variable consultant performance bonus expense represents the bonus payments paid to Mr. Chad Steelberg as a result of his achievement of the performance goals pursuant to his consulting agreement with us.

(5) For the three and nine months ended September 30, 2024, acquisition and due diligence costs are comprised of professional fees related to our acquisitions and divestitures.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of prior years to explain our recent historical and year-over-year performance.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
	2022 (1)	2022 (1)	2022 (1)	2022 (1)	2023 (1)	2023 (1)	2023	2023	2024	2024	2024
Pro Forma Software Revenue (in 000's) (2)	$26,319	$26,650	$28,603	$35,612	$22,423	$20,859	$20,361	$19,824	$15,223	$15,632	$14,694
Total Software Products & Services Customers (3)	3,673	3,718	3,787	3,824	3,773	3,705	3,536	3,459	3,384	3,437	3,291
Annual Recurring Revenue (SaaS) (in 000's) (4)	$48,392	$44,465	$43,925	$46,248	$45,453	$47,720	$47,756	$49,122	$49,064	$49,223	$48,269
Annual Recurring Revenue (Consumption) (in 000's) (5)	$87,445	$85,901	$85,091	$71,754	$67,242	$60,229	$41,543	$30,967	$23,510	$18,701	$15,011
Total New Bookings (in 000's) (6)	$16,643	$22,009	$23,793	$26,342	$22,794	$8,388	$15,501	$17,457	$12,964	$14,047	$16,471
Gross Revenue Retention (7)	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%

(1) All of the supplemental financial information for this period reflects the historical information of Veritone combined with the historical information of Broadbean as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of Broadbean on June 13, 2023.

(2) “Pro Forma Software Revenue” is a non-GAAP measure that represents Software Products & Services revenue as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of Broadbean on June 13, 2023..

(3) “Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services customers inclusive of Broadbean.

(4) “Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers, in each case as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of Broadbean on June 13, 2023.. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue (SaaS). Annual Recurring Revenue (SaaS) includes only subscription-based SaaS revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(5) “Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers, in each case, as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of Broadbean on June 13, 2023.. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue (Consumption) is not comparable to Average Annual Revenue. Annual Recurring Revenue (Consumption) includes only non-recurring and/or consumption-based revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(6) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of Broadbean on June 13, 2023..

(7) “Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of Broadbean on June 13, 2023.

The following table sets forth the reconciliation of revenue to pro forma revenue and the calculation of pro forma annual recurring revenue.

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
	2022	2022	2022	2022	2023	2023	2023	2023	2024	2024	2024
Software Products & Services Revenue (in 000’s)	$18,167	$18,379	$20,812	$27,220	$14,127	$14,093	$20,361	$19,820	$15,220	$15,632	$14,694
Broadbean Revenue (in 000’s) (1)	6,204	6,974	7,639	8,230	8,156	8,374	8,739	8,662	8,517	8,690	8,169
Broadbean Revenue included in Software Products & Services Revenue (in 000’s)	—	—	—	—	—	(1,716)	(8,739)	(8,662)	(8,517)	(8,690)	(8,169)
Pro Forma Software Revenue (in 000’s)	$24,371	$25,353	$28,451	$35,450	$22,283	$20,751	$20,361	$19,820	$15,220	$15,632	$14,694
Managed Services Revenue (in 000’s)	16,240	15,856	16,384	16,670	16,136	13,874	14,772	14,377	16,416	15,360	7,299
Total Pro Forma Revenue (in 000’s)	$40,611	$41,209	$44,835	$52,120	$38,419	$34,625	$35,133	$34,197	$31,636	$30,992	$21,993

	Trailing Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
	2022	2022	2022	2022	2023	2023	2023	2023	2024	2024	2024
Software Products & Services Revenue (in 000’s)	$72,997	$85,796	$97,581	$84,578	$80,538	$76,252	$75,801	$68,401	$69,494	$71,033	$65,366
Broadbean Revenue (in 000’s) (1)	29,599	30,006	30,136	29,047	30,999	32,399	33,499	33,931	34,292	34,608	34,038
Broadbean Revenue included in Software Products & Services Revenue (in 000’s)	—	—	—	—	—	(1,716)	(10,455)	(19,117)	(27,634)	(34,608)	(34,038)
Pro Forma Software Revenue (in 000’s)	$102,596	$115,802	$127,717	$113,625	$111,537	$106,935	$98,845	$83,215	$76,152	$71,033	$65,366
Managed Services Revenue (in 000’s)	58,419	60,546	63,406	65,150	65,046	63,064	61,452	59,159	59,439	60,925	53,452
Total Pro Forma Revenue (in 000’s)	$161,015	$176,348	$191,123	$178,775	$176,583	$169,999	$160,297	$142,374	$135,591	$131,958	$118,818

Pro Forma Total Number of Customers	3,673	3,718	3,787	3,824	3,773	3,705	3,536	3,459	3,384	3,437	3,291
Pro Forma Annual Recurring Revenue (in 000’s) (2)	$135,837	$130,366	$129,016	$118,002	$112,695	$107,949	$89,299	$80,089	$72,574	$67,924	$63,280

(1) “Pro Forma Software Revenue” includes historical Software Products & Services Revenue from the past eleven (11) fiscal quarters of each of Veritone, Inc. and Broadbean and presents such revenue on a combined basis treating Broadbean as owned by Veritone, Inc. since January 1, 2022.

(2) “Pro Forma Annual Recurring Revenue” represents an annualized calculation of the monthly recurring revenue in the last period of the calculated quarter, combined with the trailing twelve month calculation for all non-recurring and/or consumption based revenue for all active customers.

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS

(in thousands)

(dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Loss from operations	$(22,492)	$(25,183)	$(67,167)	$(79,773)
Sales and marketing	10,186	10,997	31,230	32,895
Research and development	7,528	10,410	23,388	32,456
General and administrative	14,421	18,264	45,133	48,837
Amortization	6,025	6,454	18,006	17,087
Non-GAAP gross profit	$15,668	$20,942	$50,590	$51,502
Non-GAAP gross margin	71.2%	74.9%	72.1%	70.7%